UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

Clear Skies Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53105	30-0401535
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Country Road, Suite 610 Mineola, NY	11501-4241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 282-7652

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Secured Notes

On January 6, 2010, the Company entered into a Subscription Agreement (the “Subscription Agreement”), by and among the Company and the subscribers listed therein (the “Subscribers”). The Subscription Agreement provides for, among other things, the sale by the Company of (i) secured convertible promissory notes (the “Notes”) in the original aggregate principal amount of $341,000, (ii) warrants to purchase up to 3,410,000 shares of the Company’s common stock (the “Warrants”) and (iii) 620,000 shares of common stock (the “Incentive Shares”). The Company received gross proceeds in the amount of $310,000 from the sale of the Notes, Warrants and Incentive Shares. Immediately after the closing, the Company had 71,146,807 shares of common stock outstanding.

The Notes will mature one year from the issuance date (the “Maturity Date”) and will accrue interest at the rate of 5% per annum, payable on the Maturity Date. During an Event of Default (as defined in the Notes), the interest rate of the Notes will be increased to 18% per annum until paid in full. In addition, upon the occurrence of an Event of Default, all principal and interest then remaining unpaid shall immediately become due and payable upon demand. Events of Default include but are not limited to (i) the Company’s failure to make payments when due, (ii) breaches by the Company of its representations, warranties and covenants, and (iii) delisting of the Company’s common stock from the OTC Bulletin Board.

Pursuant to the terms of the Notes, the Subscribers have the right, so long as the Notes are not fully repaid, to convert the Notes commencing March 31, 2010 into shares of the Company’s common stock at a conversion price of $.10 per share, as may be adjusted. In the event (i) on or before March 31, 2010 there is not a closing on an additional financing of at least $500,000, or (ii) the Notes are not repaid in full on the Maturity Date, then the conversion price will be reduced to $0.06 per share. The Notes also contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Notes will automatically be reduced to such lower price. The Notes contain limitations on conversion, including the limitation that the holder may not convert its Note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Subscriber to the Company, of up to 9.99%).

The Notes are secured by a security interest in certain assets of the Company, pursuant to a security agreement.

The Warrants are exercisable commencing March 31, 2010 for a period of three (3) years from January 6, 2010 at an exercise price of $.10 per share, as may be adjusted. In the event the Note is outstanding after the Maturity Date, then the exercise price shall be reduced to $0.06. In the event the three (3) day average trading price of a share of the Company’s common stock prior to and including the six month anniversary of the issue date of the Warrant is trading at a price that is lower than the conversion price of the Notes, then the exercise price will be reset to 80% of such average price. The Warrants also contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased. The Warrants contain limitations on exercise, including the limitation that the holders may not convert their Warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Subscriber to the Company, of up to 9.99%).

The Warrants may be exercised on a “cashless” basis commencing ninety-one (91) days after their issuance, only with respect to underlying shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the holder.

Pursuant to the terms of the Subscription Agreement, for a period of two years after the closing of the transaction, the Company granted “piggy-back” registration rights to the Subscribers relating to the resale of the shares of common stock underlying the Notes and the Warrants and the Incentive Shares. In the event commencing six months after the closing date and ending 24 months thereafter, the Subscriber is not permitted to resell any of the shares underlying the Notes without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the Securities Act of 1933, as amended (the “Securities Act”), then each Subscriber shall be entitled to liquidated damages equal to 1% of the aggregate purchase price paid by such Subscriber for the Notes and Warrants for each 30 days that the Company is not compliant with such provision.

The Company also granted the Subscribers, until the later of one year from the closing or so long as the Notes are outstanding, a right of first refusal in connection with future sales by the Company of its common stock or other securities or equity linked debt obligations, except in connection with certain Excepted Issuances (as defined in the Subscription Agreement).

The foregoing is not a complete summary of the terms of the private placement described under “Secured Notes” in this Item 1.01 and reference is made to the complete text of the Subscription Agreement, Form of Note, Form of Warrant and Security Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Unsecured Note

On January 6, 2010, the Company also sold (i) an unsecured convertible promissory note in the principal amount of $25,000 (the “Unsecured Note”), and (ii) a warrant to purchase up to 62,500 shares of the Company’s common stock. The Company received gross proceeds in the amount of $25,000 from the sale of the Unsecured Note and related warrant.

The Unsecured Note will mature one year from the issuance date and will accrue interest at the rate of 5% per annum, payable on the maturity date. During an Event of Default (as defined in the Unsecured Note), the interest rate of the Unsecured Note will be increased to 18% per annum until paid in full. In addition, upon the occurrence of an Event of Default, all principal and interest then remaining unpaid shall immediately become due and payable upon demand. Events of Default include but are not limited to (i) the Company’s failure to make payments when due, (ii) breaches by the Company of its representations, warranties and covenants, and (iii) delisting of the Company’s common stock from the OTC Bulletin Board.

Pursuant to the terms of the Unsecured Note, the holder has the right, so long as the Unsecured Note is not fully repaid, to convert the Unsecured Note commencing March 31, 2010 into shares of the Company’s common stock at a conversion price of $.10 per share, as may be adjusted. In the event the Unsecured Note is not repaid in full on its maturity date, then the conversion price will be reduced to $0.06 per share. The Unsecured Note contains limitations on conversion, including the limitation that the holder may not convert its Unsecured Note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the holder to the Company, of up to 9.99%).

The warrant is exercisable commencing March 31, 2010 for a period of three (3) years from January 6, 2010 at an exercise price of $.10 per share, as may be adjusted. In the event the Unsecured Note is outstanding after its maturity date, then the exercise price shall be reduced to $0.06. The warrant contains limitations on exercise, including the limitation that the holder may not convert the warrant to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the holder to the Company, of up to 9.99%).

The warrant may be exercised on a “cashless” basis commencing ninety-one (91) days after their issuance, only with respect to underlying shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the holder.

The foregoing is not a complete summary of the terms of the private placement described under “Unsecured Note” in this Item 1.01 and reference is made to the complete text of the Form of Note and Form of Warrant attached hereto as Exhibits 10.5 and 10.6, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is disclosed under Item 1.01 and is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on January 6, 2010, the Company sold Notes in the original aggregate principal amount of $341,000, Warrants to purchase up to 3,410,000 shares of the Company’s common stock and 620,000 Incentive Shares to the Subscribers, pursuant to the Subscription Agreement. In addition, the Company issued 80,000 and 50,000 shares to Grushko & Mittman, P.C. and Sichenzia Ross Friedman Ference LLP, respectively (the “Fee Shares”) for legal services provided. The Notes, Warrants and Fee Shares were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In addition, as described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on January 6, 2010, the Company sold an unsecured note in the principal amount of $25,000 and a warrant to purchase 62,500 shares of the Company’s common stock. The unsecured note and warrant were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Subscription Agreement, dated as of January 6, 2010, by and among the Company and the subscribers listed therein

10.2	Form of Convertible Promissory Note

10.3	Form of Warrant to Purchase Common Stock

10.4	Security Agreement, dated as of May 8, 2009, by and among the Company and the signatories thereon (incorporated herein by reference from Exhibit 10.7 to the Company’s Form 8-K filed on May 13, 2009)

10.5	Form of Unsecured Promissory Note

10.6	Form of Warrant related to Unsecured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2010

CLEAR SKIES SOLAR, INC.

By:	/s/ Ezra Green
Ezra Green
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Subscription Agreement, dated as of January 6, 2010, by and among the Company and the subscribers listed therein

10.2	Form of Convertible Promissory Note

10.3	Form of Warrant to Purchase Common Stock

10.4	Security Agreement, dated as of May 8, 2009, by and among the Company and the signatories thereon (incorporated herein by reference from Exhibit 10.7 to the Company’s Form 8-K filed on May 13, 2009)

10.5	Form of Unsecured Promissory Note

10.6	Form of Warrant related to Unsecured Promissory Note